Exhibit 99.1

Ault Global Holdings, Inc. Announces Adjournment of Annual Meeting of Stockholders Due to Lack of Quorum

Las Vegas, July 6, 2021 – Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company (“AGH,” or the “Company”) today announced that the Company’s annual meeting of stockholders (the “Meeting”), scheduled as a virtual meeting format only, today at 9:00 a.m. PT. was adjourned due to lack of a quorum. There will be no change to the record date for the Meeting of May 27, 2021.

Based on the absence of quorum, the Company elected to adjourn the Meeting until 9:00 a.m. (Pacific Time) on July 23, 2021 for the purpose of allowing additional time for stockholders to vote on the Proposals contained in the Proxy Statement dated June 7, 2021 (the “Proxy Statement”).

As described in the Proxy Statement, the Meeting will be held for the following purposes:

•	To elect the eight (8) director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders;

•	To ratify the appointment of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	To approve, pursuant to Rule 713 of the NYSE American, the exercise of warrants issued to Esousa Holdings, LLC (“Esousa”) and two individuals, to purchase up to an aggregate of 3,850,220 shares of the Company’s common stock (“Common Stock”), issued in connection with certain term promissory notes in an aggregate amount of up to $5,300,000, in order to comply with the listing rules of the NYSE American;

•	To approve the Ault Global Holdings, Inc. 2021 Stock Incentive Plan (the “2021 Plan”);

•	To approve the Ault Global Holdings, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”);

•	To approve the 2020 equity issuances to directors and executive officers of the Company, in order to comply with the listing rules of the NYSE American;

•	To approve the 2021 equity issuances to directors and executive officers of the Company, in order to comply with the listing rules of the NYSE American; and

•	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

A quorum consists of a majority of the shares entitled to vote. There were fewer than a majority of shares entitled to vote present, either in person or by proxy at the Meeting. The Meeting therefore had no quorum and was therefore adjourned.

To access the virtual meeting please click the Virtual Shareholder Meeting link: www.meetingcenter.io/281807556. To login to the virtual meeting you have two option: Join as a “Guest” or Join as a “Shareholder”. If you join as a “Shareholder” you will be required to have a control number and password. The password for the meeting is DPW2021.

If you have already voted your shares any of the proposals contained in Proxy Statement, you do not need to vote again and we thank you for your support.  If you did not vote at all with respect to any such proposal, we urge you to vote your shares in favor of all the proposals.  You may use the Proxy Card with which you were originally provided.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holdings’ headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and associated proxy card  (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was filed on June 7, 2021. The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement were deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. The Proxy Statement and a form of proxy have been mailed to stockholders of the Company. Investors and stockholders can obtain a copy of the documents filed by the Company with the SEC, including the Proxy Statement, free of charge by visiting the SEC’s website, www.sec.gov.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the SEC including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.Aultglobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235